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                                   EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                                                 For the Three Months
                                                                                    Ended March 31,

CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                                   1997               1996
------------------------------------------------                               -----------         -------
Net income before preferred stock dividends                                      $ 1,843         $     693
Preferred stock dividends                                                           (777)             (536)
                                                                                ---------        ----------
Net income available to common shares                                            $ 1,066         $     157
                                                                                 =======         =========

Weighted average number of common shares outstanding
 during the period                                                                 8,389             3,441
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                       480               235
                                                                                --------         ---------
Weighted average number of common share equivalents
 assumed outstanding during the period                                             8,869            3,676
                                                                                ========           ======
Primary earnings per share                                                      $   0.12         $    0.04
                                                                                ========         =========


                                                                                  For the Three Months
                                                                                    Ended March 31,
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE                             1997               1996
------------------------------------------------------                         -----------         -------

Net income before preferred stock dividends                                     $  1,843         $     693
Preferred stock dividends                                                           (777)             (536)
Reduction of interest expense due to assumed
exercise of stock options, net of taxes                                        -----------         -------
Net income available to common shares                                           $  1,066         $     157
                                                                                =========         =========
Weighted average number of common shares outstanding
 during the period                                                                  8,389            3,441
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                        512              276
Conversion of Preferred Stock
Weighted average number of fully diluted common shares
 assumed outstanding during the period                                              8,901            3,717
                                                                                =========         ========
Fully diluted earnings per share                                                $    0.12           $ 0.04
                                                                                =========           ======

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                                   EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                                                  For the Six Months
                                                                                     Ended March 31,
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                                   1997               1996
------------------------------------------------                               -----------         -------
Net income before preferred stock dividends                                      $ 3,442         $    1,604
Preferred stock dividends                                                         (1,449)            (1,072)
Reduction of interest expense due to assumed
exercise of stock options, net of taxes                                               --                  3
                                                                               ----------         ---------
Net income available to common shares                                            $ 1,993         $      535
                                                                                 =======         ==========

Weighted average number of common shares outstanding
 during the period                                                                 7,554              2,759
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                       398                263
                                                                               ---------         ----------
Weighted average number of common share equivalents
 assumed outstanding during the period                                             7,952              3,022
                                                                                ========         ==========
Primary earnings per share                                                      $   0.25         $     0.18
                                                                                ========         ==========


                                                                                  For the Six Months
                                                                                    Ended March 31,

CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE                             1997              1996
------------------------------------------------------                         -----------       --------

Net income before preferred stock dividends                                      $ 3,442          $  1,604
Preferred stock dividends                                                         (1,292)           (1,072)
                                                                                ---------         ---------

Net income available to common shares                                            $ 2,150         $     532
                                                                                 =======         =========

Weighted average number of common shares outstanding
 during the period                                                                 7,554             2,759
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                       458               276
Conversion of Preferred Stock                                                        662                --
Weighted average number of fully diluted common shares
 assumed outstanding during the period                                             8,674             3,035
                                                                                ========          ========

Fully diluted earnings per share                                                $   0.25           $  0.18
                                                                                ========           =======
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